SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 NBTY, INC.
  ---------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


  ---------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [X]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)   Title of each class of securities to which transaction applies:

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         (2)   Aggregate number of securities to which transaction applies:

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         (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount Previously Paid:

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         (2)   Form, Schedule or Registration Statement No.:

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                                 "NBTY Logo"





                               PROXY STATEMENT
                                     for
                               April 29, 2002
                       Annual Meeting of Stockholders
                                of NBTY, Inc.

                                 NBTY, Inc.
                              90 Orville Drive
                           Bohemia, New York 11716

Scott Rudolph
Chairman of the Board and
Chief Executive Officer




                                                               "NBTY Logo"
                                                             March 25, 2002



Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of NBTY, Inc. to be held on April 29, 2002, at 10:00 A.M., local time, at the Wyndham Windwatch Hotel, 1717 Motor Parkway, Hauppauge, New York. On the following pages you will find information about the meeting, together with a Proxy Statement and a Proxy Card.

      At the meeting we will review NBTY's operations, discuss the financial statements for the fiscal year ended September 30, 2001, and report on our results of operations for the six month period ended March 31, 2002, as well as our plans for the future. A question and answer session for stockholders will follow.

      Your vote is important to us. If you cannot be with us in person, please be sure to vote your shares by Proxy. This may be accomplished by:
(i) signing and dating the enclosed Proxy Card and returning it in the postage-paid return envelope; (ii) voting your shares over the Internet; or
(iii) voting your shares by telephone. Your prompt return of the Proxy Card or vote over the Internet or by telephone will help us avoid additional solicitation costs. If you attend the meeting, you may continue to have your shares voted as instructed in the Proxy Card or you may withdraw your Proxy at the meeting and vote your shares in person. Instructions for voting over the Internet or by telephone accompany this Proxy Statement.




                                       Sincerely,


                                       Scott Rudolph,
                                       Chairman of the Board and
                                       Chief Executive Officer

                                 NBTY, INC.
                  90 Orville Drive, Bohemia, New York 11716

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

            SUMMARY OF PROPOSALS TO BE CONSIDERED BY STOCKHOLDERS

      Notice is hereby given that the Annual Meeting of Stockholders of NBTY, Inc. (the "Company") will be held at the Wyndham Windwatch Hotel, 1717 Motor Parkway, Hauppauge, New York 11788 on April 29, 2002, at 10:00 A.M., local time, for the purpose of considering and taking action on the following:

      (1) to re-elect Scott Rudolph, Murray Daly and Nathan Rosenblatt, and to elect Peter White, to Class II of the Board of Directors, to serve until the 2005 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

      (2)    to adopt the NBTY, Inc. Year 2002 Stock Option Plan;

      (3) to ratify the Board of Directors' designation of PricewaterhouseCoopers LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2002; and

      (4) to transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders who were owners of NBTY, Inc. stock at the close of business on March 11, 2002 (record date) may attend and vote at the meeting or may vote by Proxy (i) by signing and dating the enclosed Proxy Card and returning it to the Company; (ii) over the Internet or (iii) by telephone.

      This summary is qualified in its entirety by the detailed information contained within the enclosed Proxy Statement.

      We look forward to seeing you at the meeting.

                                       Cordially,


                                       Scott Rudolph
                                       Chairman of the Board and
                                       Chief Executive Officer

Bohemia, New York
March 25, 2002

                                 NBTY, INC.
                  90 Orville Drive, Bohemia, New York 11716

                               PROXY STATEMENT
                     FOR ANNUAL MEETING OF STOCKHOLDERS

                   INFORMATION CONCERNING THE SOLICITATION

      The Proxy Statement and enclosed Proxy Card are being furnished to all holders of record of the common stock, par value $.008 per share (the "Common Stock"), of NBTY, Inc. (the "Company"), as of March 11, 2002, in connection with a solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on April 29, 2002, and at any adjournments thereof (the "Meeting"). The persons named as Proxies were selected by the Board of Directors of the Company.

      The Company anticipates first sending this Proxy Statement and the enclosed Proxy Card to its registered stockholders on or about March 25, 2002. The Company's Annual Report to Stockholders, which includes financial statements for the fiscal year ended September 30, 2001, has been mailed together with this Proxy Statement to the stockholders entitled to vote at the Meeting. The Annual Report is not to be regarded as Proxy soliciting material.

      The enclosed Proxy Card provides that each stockholder may specify that his or her shares (i) be voted "FOR" the election of the named nominees to the Company's Board of Directors or to "WITHHOLD AUTHORITY" as to all nominees or any individual nominee or nominees; (ii) be voted "FOR," "AGAINST" or "ABSTAIN" from voting with respect to the adoption of the NBTY, Inc. Year 2002 Stock Option Plan; and (iii) be voted "FOR," "AGAINST" or "ABSTAIN" from voting with respect to the Board of Directors' designation of PricewaterhouseCoopers LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2002. Except with respect to broker "non-votes," where a signed Proxy Card is returned, but no choice is specified, the shares will be voted "FOR" the election of each named nominee to the Company's Board of Directors, "FOR" the adoption of the NBTY, Inc. Year 2002 Stock Option Plan and "FOR" the ratification of PricewaterhouseCoopers LLP as the Company's independent certified public accountants. Under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, an abstaining vote or a broker "non-vote" is deemed to be "present" for quorum purposes but is not deemed to be a "vote cast" at the Meeting. As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast. Abstentions and broker "non-votes" will have no impact on the election of the directors, as the directors are to be elected by a plurality of the votes cast at the Meeting. However, abstentions and broker "non-votes" will have the same effect as votes "AGAINST" any proposal, the approval of which requires a majority vote "FOR" the proposal by the holders of shares of Common Stock present, in person or represented by Proxy, at the Meeting (at which a quorum is present). A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

      All shares entitled to vote and represented by properly executed Proxies received prior to the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions indicated on those Proxies. If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

      If any other matters are properly presented at the Meeting for consideration, including, among other things, consideration of a motion to adjourn the Meeting to another time or place, the persons named in the enclosed Proxy Card will have discretion to vote on those matters in accordance with their best judgment to the same extent as the person signing the Proxy Card would be entitled to vote. The Company does not currently anticipate that any other matters will be raised at the Meeting or that the Meeting will be adjourned.

      Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A Proxy may be revoked (i) by filing with the Secretary of the Company, at or before the taking of the vote at the Meeting, a written notice of revocation or a duly executed Proxy Card, in either case later dated than the prior Proxy relating to the same shares, or (ii) by attending the Meeting and voting in person (although attendance at the Meeting will not itself revoke a Proxy). Any written notice of revocation or subsequent Proxy Card must be sent to NBTY, Inc., 90 Orville Drive, Bohemia, New York 11716, Attention: Secretary, or hand delivered to the Secretary, at or before the taking of the vote at the Meeting. Instructions for voting on the Internet or by telephone may be found in the Proxy Voting Instructions accompanying the Proxy Card.

      The Company has fixed the close of business on March 11, 2002 as the record date for determining the holders of its Common Stock who will be entitled to notice of and to vote at the Meeting. On March 11, 2002, the Company had issued and outstanding approximately 65,983,962 shares of its Common Stock which were the only outstanding shares of the capital stock of the Company. Holders of the Company's Common Stock are entitled to one vote for each share owned of record. Shares representing a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock must be represented in person or by Proxy at the Meeting in order for a quorum to be present.

PROPOSAL ONE

                            ELECTION OF DIRECTORS

      The Company's Amended and Restated By-Laws provide that the members of the Board of Directors of the Company shall be divided into three classes and that the number of directors constituting the Board of Directors shall from time to time be fixed and determined by a vote of a majority of the Company's entire Board of Directors serving at the time of such vote. The Board of Directors is now comprised of eleven members, with Class I consisting of three members, Class II consisting of four members and Class III consisting of four members, who shall serve until the end of each respective three-year term, or until their successors are duly elected and qualified. The Board of Directors has nominated (i) Scott Rudolph, Murray Daly and Nathan Rosenblatt for re-election to Class II, and (ii) Peter White for election to Class II.

      Directors are elected by a plurality of the votes cast at the Meeting by the holders of the shares present in person or represented by Proxy at the Meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the Meeting. Consequently, any shares not voted (whether by abstention, withholding authority or broker "non-vote") have no impact in the election of directors.

      Stockholders of the Company do not have cumulative voting rights with respect to the election of directors. It is the intention of the persons named in the enclosed Proxy Card to vote such proxy "FOR" the election of the named nominees for Class II directorships unless authorization is withheld on the Proxy Card. Should any nominee be unable or unwilling to serve as a director, which is not anticipated, it is intended that the named Proxies will vote for the election of such other person or persons as they, in their discretion, may choose.

Information as to Director Nominees and Directors

      The following table provides information as of March 1, 2002 with respect to each of the Company's Directors and Director nominees.


Name and year first
 became a Director           Principal Occupation during
  of the Company      Age        the past Five Years
-------------------   ---    ---------------------------
CLASS II-Term Expiring at the 2002 Annual Meeting of Stockholders

Scott Rudolph         44     The Chairman of the Board of Directors and
  1986                       Chief Executive Officer of the Company.
                             He served as the Chairman of the Board of
                             Directors of Dowling College, Long Island, New
                             York from 1997 through 2000. Currently, he is
                             the Vice Chairman of the Dowling College
                             Board. He joined the Company in 1986. He is
                             the son of Arthur Rudolph.

Murray Daly           74     Formerly a Vice President of J. P. Egan Office
  1971                       Equipment Co., is a consultant to the
                             office equipment industry.

Nathan Rosenblatt     44     President and Chief Executive Officer of
  1994                       Ashland Maintenance Corp., a commercial
                             maintenance organization located in Long
                             Island City, New York.

Peter White           47     President and Chief Executive Officer of I. J.
  2001                       White Corp., a company based in
                             Farmingdale, New York, engaged in the
                             worldwide engineering and manufacturing of
                             conveying systems for the food industry. Mr.
                             White previously was elected by the Board of
                             Directors to fill the vacancy on the Board
                             created by the resignation of Bud Solk.


CLASS I-Term Expiring at the 2003 Annual Meeting of Stockholders

Aram Garabedian       66     Elected a State Senator of the State of Rhode
  1971                       Island in 2000 and had been a State
                             Representative in that State's legislature
                             from 1972 through 1978 and 1998 through 2000.
                             Since 1988, he has been a real estate property
                             manager and developer in Rhode Island and is
                             the President of Bliss Properties, Inc. He was
                             associated with the Company and its
                             predecessor, Arco Pharmaceuticals, Inc., for
                             20 years in a sales capacity and as an
                             officer.

Bernard G. Owen       74     He currently serves as Chairman of Wood-Hew
  1971                       Travel and had been associated with
                             Pitkin, Owen Insurance Agency.

Alfred Sacks          74     President of Al Sacks, Inc., an insurance
  1971                       consulting firm.



CLASS III-Term Expiring at the 2004 Annual Meeting of Stockholders

Arthur Rudolph        74    Founded the Company in 1971 and served as the
  1971                      Company's Chief Executive Officer and
                            Chairman of the Board of Directors since that
                            date until his resignation in September 1993.
                            Mr. Rudolph is now a consultant to the Company.
                            He is a member of the Board of Directors and he
                            is the father of Scott Rudolph.

Glenn Cohen           42     President of Save-on Sprinkler Co.
  1988

Michael L. Ashner     49     President and Chief Executive Officer of
  1998                       Winthrop Financial Associates, a real
                             estate investment banking firm affiliated with
                             Apollo Real Estate, since 1995. From 1984 to
                             1995, he was President and a principal of
                             National Property Investors, a real estate
                             investment banking firm also affiliated with
                             Apollo Real Estate. He is a director of
                             Nexthealth, Inc., Great Bay Hotel & Casino
                             Co., Inc., and Burnham Pacific Properties,
                             Inc. He has a B.A. degree in philosophy and
                             government from Cornell University and a J.D.
                             degree from the University of Miami School of
                             Law.

Michael C. Slade      52     Senior Vice President-Strategic Planning and
  1998                       Secretary of the Company. He was the
                             President and an owner of Nutrition
                             Headquarters Corp., Nutro Labs, Inc. and Lee
                             Nutrition, Inc., which companies were acquired
                             by the Company in 1998. He is a member of the
                             Board of Trustees of North Shore-LIJ Health
                             System and Franklin Hospital. He is also a
                             member of the Board of Directors of North
                             Shore-LIJ Research Institute.


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-ELECTION OF SCOTT RUDOLPH, MURRAY DALY AND NATHAN ROSENBLATT, AND THE ELECTION OF PETER WHITE, TO CLASS II OF THE BOARD OF DIRECTORS. IN THE EVENT THAT ANY NOMINEE NAMED AS A CLASS II DIRECTOR IS UNABLE TO SERVE (WHICH IS NOT ANTICIPATED), THE PERSONS NAMED IN THE PROXY MAY VOTE FOR ANOTHER NOMINEE OF THEIR CHOICE.

Committees of the Board of Directors

      During the fiscal year ended September 30, 2001, the Board of Directors had four standing committees: (i) an Audit Committee; (ii) a Compensation and Stock Option Committee; (iii) a Nominating Committee; and
(iv) a Strategic Planning Committee.

      The Audit Committee is comprised entirely of non-employee Directors and recommends to the Board independent auditors to audit the Company's financial statements; reviews the audit with the auditors and management; reviews the Company's dealings with Directors and their affiliates; reviews the Company's legal affairs; and consults with the auditors and management regarding risk management and the adequacy of financial and accounting procedures and controls. In carrying out its responsibilities, the

Committee meets with the independent auditors in executive session, without members of management present.

      The Compensation and Stock Option Committee is comprised entirely of non-employee Directors and is responsible for developing compensation policies, including stock options, consistent with and linked to the Company's strategies. In addition, this Committee evaluates, in consultation with all outside Directors, the performance of the Company's Chief Executive Officer and recommends his compensation and that of all executive management to the Board annually; reviews and approves all other officers' compensation; and recommends to the Board the fees of outside Directors. The Committee's report on executive compensation can be found on page 11.

      The Nominating Committee establishes criteria for Board membership, searches for and screens candidates to fill vacancies on the Board, recommends an appropriate slate of candidates for election each year and, in this regard, evaluates the performance of individual Directors, assesses the overall performance of the Board and considers issues regarding the composition and size of the Board. Stockholders wishing to nominate Director candidates for consideration may do so by writing to the Secretary, NBTY, Inc., 90 Orville Drive, Bohemia, New York 11716 and providing the candidate's name, biographical data and qualifications.

      The Strategic Planning Committee may exercise the broad powers and authority granted to it under the Company's Amended and Restated By-Laws, including such things as evaluating potential acquisitions, exploring new marketing areas and assisting in the formulation of major policy objectives.

      The chart below sets forth the composition of the Board's committees as of March 1, 2002, as well as the number of committee meetings each Director attended in the fiscal year ended
September 30, 2001.


                                                                                       Number of Committee
                                                                                        Meetings Attended
                                          Compensation                    Strategic       in Fiscal Year
                             Audit           and Stock      Nominating    Planning            Ended
      Member               Committee    Option Committee     Committee    Committee     September 30, 2001
----------------------------------------------------------------------------------------------------------


      Glenn Cohen                          *                                                    1
      Murray Daly                                              *                                1
      Aram Garabedian          *                                                                4
      Bernard G. Owen                                          *                                1
      Nathan Rosenblatt        *                               *                                5
      Arthur Rudolph                       *                   *               *                8
      Scott Rudolph                                            *               *                7
      Alfred Sacks                         *                                                    1
      Michael L. Ashner        *                                                                4
      Michael C. Slade                                                         *                6

--------------------
*     Member

      During the fiscal year ended September 30, 2001, the Board convened four regular board meetings. No special board meetings were held. The Audit Committee, the Compensation and Stock Option Committee, the Nominating Committee and the Strategic Planning Committee convened 4, 1, 1 and 6 times, respectively, during the fiscal year ended September 30, 2001. Each of the Directors attended all of the Board meetings and the meetings of the Committees of which they were members.

Compensation of Directors

      During the fiscal year ended September 30, 2001, each outside Director earned an annual retainer of $20,000 for a total of $180,000 for services rendered as Directors. This retainer has been increased to $30,000 for the fiscal year ending September 30, 2002. Each Director is entitled to reimbursement for out-of-pocket expenses to attend meetings. Any Director who also is an officer of the Company does not receive additional compensation for his services as a Director.

      The Company does not offer a pension plan to its outside Directors.

Principal Stockholders and Security Ownership of Directors and Executive
Officers

      The following table sets forth the number of shares of Common Stock beneficially owned as of March 1, 2002 by (i) each Director of the Company;
(ii) the executive officers named in the Summary Compensation Table set forth below; (iii) the Directors and executive officers as a group; and
(iv) each person or entity known by the Company to beneficially own more than five percent of the outstanding shares of the Company's Common Stock.


                                                Number of Shares
                                                  Beneficially        Percentage
                   Directors                     Owned (a)(b)(c)      Ownership
                   -------------------------------------------------------------

      Scott Rudolph(d)                          13,735,326               20.8
      Arthur Rudolph(d)                          2,056,893                3.1
      Aram Garabedian                               60,000                  *
      Bernard G. Owen                               73,500                  *
      Alfred Sacks                                 100,000                  *
      Murray Daly                                   60,000                  *
      Glenn Cohen                                   60,000                  *
      Nathan Rosenblatt                             30,000                  *
      Michael L. Ashner                            135,000                  *
      Michael C. Slade(e)                        2,312,698                3.5
      Peter J. White                                 2,000                  *


         Other Named Executive Officers
         ------------------------------

      Harvey Kamil                               1,931,432                2.9
      William Shanahan                             167,000                  *
      James P. Flaherty                            120,963                  *


          Directors and Executive Officers
          --------------------------------

      All Directors and Executive Officers
       as a group (14 persons)(d)(e)            20,844,812               31.6


                       Other
                       -----

      Morgan Stanley Dean Witter & Co.(f)(g)     4,353,099                6.6
      Barclays Global Investors, N.A.(f)(h)      3,913,339(i)             5.9
      NBTY, Inc. Employees'
       Stock Ownership Plan                      3,063,146                4.6

                        (footnotes on following page)



--------------------
(a) Each stockholder shown on the table has sole voting and investment power with respect to the shares beneficially owned.
(b) Each named person or group is deemed to be the beneficial owner of securities which may be acquired within 60 days through the exercise or conversion of options, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. Such securities are not deemed to be outstanding for the purpose of computing the percentage of class beneficially owned by any other person or group. Accordingly, the indicated number of shares includes shares issuable upon exercise of options (including employee stock options) and any other beneficial ownership of securities held by such person or group.
(c) Includes shares beneficially owned under the Company's Employees' Stock Ownership Plan as of December 31, 2000. More recent information was not available to the Company as of the date of this Proxy Statement.
(d) Includes shares held in a Trust created by Arthur Rudolph for the benefit of Scott Rudolph and others.
(e) Includes shares held in a Trust for the benefit of Ruth Slade, the wife of Michael C. Slade. Mr. Slade is a trustee of this Trust.
(f)   Based upon current Schedule 13G reported information.
(g) As disclosed in its most recent Schedule 13G filing with the SEC, Morgan Stanley Dean Witter & Co.'s business address is 1585 Broadway, New York, New York 10036.
(h) As disclosed in its most recent Schedule 13G filing with the SEC, Barclays Global Investors, N.A.'s business address is 45 Freemont Street, San Francisco, California 94105.
(i) Includes 3,512,199 shares beneficially owned by Barclays Global Investors, N.A., and 401,140 shares beneficially owned by Barclays Global Fund Advisors, an affiliate of Barclays Global Investors, N.A.
An asterisk (*) in the above table means percentage ownership of less than one percent.

                            --------------------

                           EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served in such capacities as of September 30, 2001 for services rendered to the Company during each of the last three fiscal years.


                                                                          Long-Term
                                                                     Compensation Awards           All Other
                             Fiscal      Annual Compensation      -------------------------       Compensation:
        Name and              Year     -----------------------    Restricted       Stock         Pension Plan and
   Principal Position        Ended     Salary ($)    Bonus ($)     Stock ($)    Options (#)    401(k) Plan ($)(a)
   ------------------        ------    ----------    ---------    ----------    -----------    ------------------

Scott Rudolph                 2001      634,024       500,000          -           500,000          3,400.00
  Chairman of the Board       2000      621,792       425,000          -         1,000,000          6,607.43
  and Chief Executive         1999      609,600       500,000          -           260,000          7,116.94
  Officer

Harvey Kamil                  2001      317,012       225,000          -           125,000          3,400.00
  President and               2000      310,896       200,000          -           250,000          6,607.43
  Chief Financial Officer     1999      304,800       225,000          -           250,000          7,116.94

Michael C. Slade              2001      306,346        50,000          -            70,000          3,200.00
  Senior Vice President       2000      295,916        50,000          -            30,000          6,407.43
  Strategic Planning          1999      275,000             -          -                 -          4,895.79



                                                                          Long-Term
                                                                     Compensation Awards           All Other
                             Fiscal      Annual Compensation      -------------------------       Compensation:
        Name and              Year     -----------------------    Restricted       Stock         Pension Plan and
   Principal Position        Ended     Salary ($)    Bonus ($)     Stock ($)    Options (#)    401(k) Plan ($)(a)
   ------------------        ------    ----------    ---------    ----------    -----------    ------------------

James Flaherty                2001      194,519        75,000          -                 -          1,500.00
  Vice President              2000      185,000        75,000          -            30,000          4,841.81
  Marketing & Advertising     1999      174,700        75,000          -            20,000          7,116.88

William Shanahan              2001      171,981        75,000          -                 -          3,200.00
  Vice President              2000      165,000        70,000          -            20,000          6,407.43
  Information Technology      1999      152,000        60,000          -            20,000          7,116.88

--------------------
(a) Includes matching contributions to the Company's Defined Contribution Savings Plan and contributions to the Company's Employees' Stock Ownership Plan by the Company on behalf of the officers. The Company's Defined Contribution Savings Plan and the Employees' Stock Ownership Plan are maintained on a calendar year basis. As of the date of this Proxy Statement, the Company has not yet allocated to any of the officers the contributions made by the Company to the Company's Employees' Stock Ownership Plan for the calendar year 2001.


Employment and Consulting Agreements

      Scott Rudolph, Chairman of the Board and Chief Executive Officer of the Company, entered into an employment agreement with the Company effective February 1, 1994, as amended, which terminates in January 2004. During the term of the employment agreement, the salary payable to Mr. Rudolph shall be fixed by the Board of Directors of the Company, provided that in no event will his salary be at a rate lower than $600,000 per year. In addition, Mr. Rudolph shall be eligible to receive bonuses, certain fringe benefits accorded other executives of the Company and annual cost of living index increases, as set forth in his employment agreement.

      Harvey Kamil, President and Chief Financial Officer of the Company, entered into an employment agreement with the Company effective February 1, 1994, as amended, which terminates in January 2004. During the term of the employment agreement, the salary payable to Mr. Kamil shall be fixed by the Board of Directors of the Company, provided that in no event will his salary be at a rate lower than $300,000 per year. In addition, Mr. Kamil shall be eligible to receive bonuses, certain fringe benefits accorded other executives of the Company and annual cost of living index increases, as set forth in his employment agreement.

      Each of the above agreements also provides for the immediate acceleration of the payment of compensation for the term of the contract and the registration for sale of all issued stock, stock options and shares underlying stock options in the event of certain changes of control, or involuntary (i) termination of employment, (ii) reduction of compensation or (iii) diminution of responsibilities or authority.

      Effective January 1, 1997, the Company entered into a consulting agreement with Rudolph Management Associates, Inc. for the services of Arthur Rudolph, a Director and the founder of the Company. The agreement has been renewed for successive one-year terms to provide services through December 31, 2002 with the consulting fee fixed by the Board of Directors of the Company, provided that in no event will the consulting fee be at a rate lower than $400,000 per year. Pursuant to the consulting agreement, Mr. Rudolph will receive certain fringe benefits accorded to other executives of the Company.

Option Grants in Last Fiscal Year

      The following table shows the stock option grants made to the executive officers named in the Summary Compensation Table during the last fiscal year. There were 4,000,000 stock options authorized for issuance under the NBTY, Inc. Year 2000 Incentive Stock Option Plan (the "Plan") approved by the stockholders. A total of 805,000 stock options were granted to employees in the fiscal year ended September 30, 2001. There are 907,500 shares remaining available for issuance under the Plan.

                       OPTIONS GRANTED IN FISCAL YEAR
                          ENDED SEPTEMBER 30, 2001


                                Individual Grants                                   Potential Realizable
                     -----------------------------------------                            Value at
                                      % of                                             Assumed Annual
                                      Total                                            Rates of Stock
                     Number of       Options                                                Price
                     Securities      Granted        Exercise                            Appreciation
                     Underlying     Employee        or Base                          for Option Term(1)
                      Options       in Fiscal        Price         Expiration     -------------------------
      Name           Granted(#)       Year        ($/Sh)(2)(3)      Date(4)           5%            10%
      ----           ----------     ---------     ------------     ----------         --            ---

Scott Rudolph         500,000         62.1            5.47           2/1/11       $1,719,699     $4,357,979
Harvey Kamil          125,000         15.5            5.47           2/1/11          429,925      1,089,495
Michael C. Slade       70,000          8.7            5.47           2/1/11          240,758        610,117
James Flaherty              -            -               -                -                -              -
William Shanahan            -            -               -                -                -              -

--------------------
<F1>  Potential realizable value assumes that the Company's Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the option expires. These numbers are calculated based on the Securities and Exchange Commission's requirements and do not represent an estimate by the Company of future stock price growth.
<F2>  The exercise price and tax withholding obligations may be paid in cash and/or, subject to certain conditions or restrictions, by delivery of already owned shares or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.
<F3>  Options were granted at an exercise price equal to the average of the high and low sales prices of a share of the Company's Common Stock on The Nasdaq Stock Market on the date of grant.
<F4>  Stock options have a ten-year term.

Aggregated Option Exercises in the Fiscal Year Ended September 30, 2001 and Fiscal Year-End Option Values

      The following table shows information concerning the exercise of stock options by each of the executive officers named in the Summary Compensation Table during the fiscal year ended September 30, 2001 and the value of all remaining exercisable options at September 30, 2001, on a pre-tax basis.


                                                    Number of Securities       Value of Unexercised
                        Shares         Value       Underlying Unexercised          In-The-Money
                     Acquired on      Realized     Options at 9/30/01 (#)     Options at 9/30/01 ($)
      Name           Exercise (#)      ($)(a)          Exercisable(b)              Exercisable
      ----           ------------     --------     ----------------------     ----------------------

Scott Rudolph             -              -               2,810,000                  20,639,950
Harvey Kamil              -              -                 525,000                   3,912,913
Michael C. Slade          -              -                 100,000                     756,941
James Flaherty            -              -                  30,000                     218,550
William Shanahan          -              -                  70,000                     538,090

--------------------
(a) Calculated by subtracting the exercise price from the market value of the Common Stock as of the exercise date.
(b)   The securities underlying the options are shares of Common Stock.

Employees' Stock Ownership Plan

      The Company has an Employees' Stock Ownership Plan (the "Stock Ownership Plan") pursuant to which the Company can elect to make contributions of cash and/or Common Stock to a related trust for the benefit of certain employees.

      All employees of the Company, including officers, over the age of twenty-one and who have been employed by the Company for at least one year are eligible to participate in the Stock Ownership Plan.

      Contributions are made on a voluntary basis by the Company. There is no minimum contribution required.

      There are no contributions required by an eligible employee. All contributions are made by the Company at the rate of up to 15% of the Company's annual payroll, at the discretion of the Company. Each eligible employee receives an account or share in the trust and a portion of the cash and/or shares of Common Stock contributed to the Stock Ownership Plan each year are credited to his or her account.

      Once an associate is eligible to participate in the Stock Ownership Plan, a portion of the stock and/or cash in his or her account becomes "vested" each year, as follows:


      Number of Years       Percentage of Shares
         Of Service           Earned Each Year
      ---------------       --------------------

      Less than 2                  0%
      2, but less than 3          20%
      3, but less than 4          20%
      4, but less than 5          20%
      5, but less than 6          20%
      6 or more                   20%

Defined Contribution Savings Plan

      The Company has adopted a Defined Contribution Savings Plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The employees of the Company who have completed six months of service and have attained the age of twenty and one-half may elect to contribute to this plan in accordance with the Company's guidelines. Each year the Board of Directors will vote to determine the amount, if any, of matching contributions up to a maximum equal to the lesser of 2% percent of each employee's annual gross compensation or the amount contributed, if any, by each employee.

            REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
             OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Overview

      The Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee") oversees the Company's executive compensation programs. The Compensation Committee is composed of three non-employee Directors. The Compensation Committee reviews and approves the compensation philosophy and program design, and individual officer base salary, annual cash bonus and stock option grants. Among other responsibilities, the Compensation Committee reviews and approves various officer and general employee compensation and benefits policies and practices.

Executive Officer Compensation Policies

      Compensation packages generally include base salary, stock options, executive benefits, and in certain years, a performance bonus. Factors considered have typically included the results of the performance review of each executive officer's performance and an evaluation of the significance of the executive's contribution to the Company. The compensation packages have been designed to attract and retain experienced and well-qualified executive officers who will enhance the performance of the Company.

      The Compensation Committee believes that Company tenure and the level of responsibility undertaken by individual executives should be appropriately reflected in the establishment of base salary amounts. Additionally, the Compensation Committee believes that the performance-based bonus structure is of key importance. Accordingly, for executives in charge of sales divisions, a material portion of total bonus eligibility is tied to year-to-year improvement in financial and operational indicators measured at the divisional level. For executives in charge of corporate departments, bonuses are based in large part on improvements in the performance of that division. The Compensation Committee believes that these standards serve to align the interests of executives with those of stockholders.

      The Company has attempted to set the base salary of its officers to be competitive within the nutritional supplement industry. In addition, base salaries have reflected the Company's operating philosophy, strategic direction and cost-conscious orientation. The Company conducts performance reviews to determine and adjust each executive officer's base salary. During the past 10 years, stock options have generally been a component of officers' total compensation. Since stock options, when granted, are exercisable pursuant to the terms of the Company's stock option plans over a ten-year period, their ultimate value is dependent on the long-term appreciation of the Company's stock price. Such stock options are intended to increase officers' equity interests in the Company, providing executives with the opportunity to share in the future value they are responsible for creating. In addition to the standard benefits package offered to its officers, the Company provides company cars to all of its officers. The Company's compensation philosophy for its officers is similar to that of all employees.

      The Compensation Committee has determined generally to retain base salary, stock options, benefits and performance bonuses as components in the Company's executive compensation packages. In setting the compensation levels for executive officers, the Compensation Committee is guided by the following considerations:

      - compensation levels should be competitive with compensation generally being paid to executives in other nutritional supplement companies;

      - a significant portion of the officer's compensation may be awarded in the form of stock options to closely link tockholder and executive interests and to encourage stock ownership by executive officers;

      - each individual officer's compensation should, to the extent possible, reflect the performance of the Company as a whole, the performance of the officer's business unit, and the performance of the individual executive; and

      - executive compensation should reflect the Company's unique, entrepreneurial and cost-conscious orientation.

Summary

      The Compensation Committee is committed to attracting, motivating and retaining individuals who will help the Company meet the increasing challenges of the nutritional supplement industry. The Compensation Committee recognizes its responsibility to the Company's stockholders to increase the value of the Company's Common Stock and intends to continue to review, establish and implement compensation policies that are consistent with competitive practices, are based on the Company's and the officers' performance and permit the Company to attract, motivate and retain executives who will lead the Company.

      The Compensation Committee annually establishes the base salaries, subject to the approval of the Board of Directors, and incentive compensation which will be paid to the Company's officers. In setting compensation, the Compensation Committee generally takes into account a number of factors, including the Company's results of operations and other Company performance measures, competitive compensation data, comparisons of salaries, incentive compensation terms and responsibilities among the Company's officers, the desired proportion of incentive compensation in the officer's total compensation package and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities and job performance. The Compensation Committee does not generally assign greater weight to any one or more such factors than to others.

      Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has determined that the Executive Bonus Plan and stock options granted by the Compensation Committee under the Company's stock option plans with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be treated as "performance-based compensation."

Chief Executive Officer Compensation

      Scott Rudolph was the Company's Chief Executive Officer during the fiscal year ended September 30, 2001. Mr. Rudolph's compensation for the fiscal year ended September 30, 2001 was comprised of base salary, bonus, stock options and contributions by the Company to its Defined Contribution Savings Plan and the Stock Ownership Plan. In determining Mr. Rudolph's compensation, the Compensation Committee considered (i) the compensation of Chief Executive Officers in other publicly held and similarly sized companies operating in the Company's industry, (ii) the Company's revenue growth and performance against its business plan and (iii) Mr. Rudolph's individual performance. In particular, the Compensation Committee considered Mr. Rudolph's significant contributions to the operations of the Company, including, among others, Mr. Rudolph's identifying and facilitating corporate acquisitions as well as integrating the acquisitions into the Company.

                                    COMPENSATION AND STOCK OPTION COMMITTEE
                                    Arthur Rudolph, Chairman
                                    Alfred Sacks
                                    Glenn Cohen

      The foregoing report of the Compensation Committee is not "soliciting material" and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                        REPORT OF THE AUDIT COMMITTEE

      The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended September 30, 2001.

      The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended September 30, 2001 with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, as modified or supplemented, which relates to the accountant's independence from the Company and its related entities, and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

      The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached hereto as Appendix A. Each of the members of the Audit Committee qualifies as an "independent" Director under the current listing standards of the National Association of Securities Dealers.

      The accounting firm of PricewaterhouseCoopers LLP served as the Company's independent auditor for the fiscal year ended September 30, 2001. As stated in Proposal Three, the Board has selected PricewaterhouseCoopers LLP to serve as the Company's independent auditors for the fiscal year ending September 30, 2002.

      Audit services performed by PricewaterhouseCoopers LLP consisted of the examination of the Company's financial statements and services related to filings with the Securities and Exchange
Commission. All fees paid to PricewaterhouseCoopers LLP and all services provided by PricewaterhouseCoopers LLP were reviewed and considered for independence by the Audit Committee.

Fiscal Year 2001 Audit Firm Fee Summary

      During the fiscal year ended September 30, 2001, the Company retained PricewaterhouseCoopers LLP to provide services and paid its fees as follows:


      U.S. Audit                            $250,000
      U.K. Audit                              49,840
      U.S. Quarterly Reviews                  20,400
      U.K. Quarterly Reviews                  25,200
      Financial Information
      Systems Design and Implementation         None
      Expenses                                20,485
      All Other                              464,679

      Based on the review and discussion referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

                                       AUDIT COMMITTEE

                                       Aram Garabedian, Chairman
                                       Michael L. Ashner
                                       Nathan Rosenblatt

      The foregoing report of the Audit Committee is not "soliciting material" and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PROPOSAL TWO

                   NBTY, INC. YEAR 2002 STOCK OPTION PLAN

      Stockholders are being asked to approve the NBTY, Inc. Year 2002 Stock Option Plan (the "2002 Stock Option Plan") under which options to purchase 1,500,000 shares of the Company's Common Stock will be reserved for issuance under the 2002 Stock Option Plan. The 2002 Stock Option Plan has been approved by the Company's Board of Directors, subject to approval by stockholders. The Summary of the 2002 Stock Option Plan set forth below is qualified in its entirety by reference to the 2002 Stock Option Plan attached hereto as Appendix B.

Summary of the 2002 Stock Option Plan

Purpose

      The purpose of the 2002 Stock Option Plan is to advance the interests of the Company by providing key employees, directors and certain other persons with opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Code; and
(b) the grant of options which do not qualify as ISOs under the Code ("Non-Qualified Options").

Eligibility

      Employees, officers, directors, consultants and advisors of the Company and its subsidiaries whom the Board of Directors (or a committee appointed by the Board of Directors) deems to have the potential to contribute to the continued growth, development and future financial success of the Company and/or any of its subsidiaries shall be eligible to receive awards under the 2002 Stock Option Plan.

Administration

      The 2002 Stock Option Plan is to be administered by the Board of Directors or a committee appointed by the Board of Directors. All questions of interpretation or application of the 2002 Stock Option Plan are determined in the sole discretion of the Board of Directors or its committee, and decisions are final and binding upon all participants. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 2002 Stock Option Plan.

Stock Options

      The 2002 Stock Option Plan permits the granting of non-transferable ISOs and Non-Qualified Options.

      The option exercise price for each share of Common Stock covered by an ISO shall not be less than the fair market value per share of Common Stock on the date of grant (in the case of a 10% or greater stockholder, the exercise price for each share of Common Stock shall not be less than 110% of the fair market value).

      The term of each option will be fixed by the Board of Directors or its committee but may not exceed ten years from the date of grant (five years in the case of a 10% or greater stockholder). The Board of Directors or its committee will determine the time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Board of Directors or its committee.

      When exercisable, options may be exercised by the payment of the exercise price in cash, by payment through a broker-dealer sale and remittance procedure, or by a combination of such methods of payment.

      In the event an optionee's employment with the Company is terminated by the optionee or the Company or is terminated due to the optionee's death or disability, the optionee (except in the case where the optionee is terminated by the Company for cause and the Board of Directors (or its committee) cancels the optionee's options) or the optionee's estate, personal representative or beneficiary, as the case may be, shall be able to exercise the optionee's options within certain time periods. For more details regarding the treatment of options under the 2002 Stock Option Plan in the event an optionee's employment with the Company is terminated, please refer to the 2002 Stock Option Plan attached hereto as Appendix B.

      An optionee's rights with respect to the options granted pursuant to the 2002 Stock Option Plan shall be adjusted in the event of a stock dividend, stock split, recapitalization or reorganization. In the event of a change in control in the Company, the 2002 Stock Option Plan provides that the Board of Directors or its committee may take certain actions to protect the rights of holders of options issued under the 2002 Stock Option Plan. For more details regarding the adjustments to be made or actions to be taken in the event of (i) a change in the Company's capitalization, (ii) a Company reorganization or (iii) a change in the control of the Company, please refer to the 2002 Stock Option Plan attached hereto as Appendix B.

Certain United States Federal Income Tax Information

      The following is only a brief summary of the effect of federal income taxation upon the optionee and the Company under the 2002 Stock Option Plan based upon the Code. This summary does not purport to be complete and does not discuss the income tax laws of any municipality, state or country outside the United States in which an optionee may reside or to which an optionee may be subject.

      If an option granted under the 2002 Stock Option Plan is an ISO, the optionee will recognize no income upon grant of the ISO and will incur no tax liability due to the exercise, other than potential alternative minimum tax consequences. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an ISO regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the ISO and one year after exercise by the optionee, any gain (or loss) will be treated as a long-term capital gain (or loss). If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain (or loss) recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as a capital gain (or loss).

      If an option granted under the 2002 Stock Option Plan is a Non-Qualified Option, the optionee generally will recognize no income on the date the Non-Qualified Option is granted. The optionee will, however, recognize ordinary income on the date the Non-Qualified Option is exercised in an amount generally equal to the excess of the fair market value of the acquired shares on the date of exercise over the aggregate exercise price. Any gain or loss recognized on the later disposition of the stock will be a capital gain or loss. The optionee's holding period with respect to the stock begins on the date the Non-Qualified Option is exercised and if the stock is held for at least one year, any gain (or loss) will be treated as a long-term capital gain (or loss) upon sale or exchange. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the time the Non-Qualified Option is exercised.

Vote Required for Adoption of the 2002 Stock Option Plan

      Under Delaware law, a majority vote "FOR" Proposal Two by the holders of shares of Common Stock present, in person or represented by Proxy, at the Meeting (at which a quorum is present) is required to adopt the 2002 Stock Option Plan. Shares of Common Stock that are voted as an abstention or are broker "non-votes" shall be treated as voting against adoption of the 2002 Stock Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE 2002 STOCK OPTION PLAN.

PROPOSAL THREE

             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has appointed PricewaterhouseCoopers LLP as independent auditors of the Company to audit its consolidated financial statements for the fiscal year ending September 30, 2002, and has determined that it would be desirable to request that the stockholders ratify such appointment.

      PricewaterhouseCoopers LLP has served the Company and its subsidiaries as independent auditors for many years. Representatives of PricewaterhouseCoopers LLP will be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions from stockholders.

Vote Required for Ratification of Appointment of Independent Auditors

      Stockholder approval is not required for the appointment of PricewaterhouseCoopers LLP since the Board of Directors has the responsibility for selecting auditors. However, the appointment is being submitted for ratification at the Meeting. Under Delaware law, a majority vote "FOR" Proposal Three by the holders of shares of Common Stock present, in person or represented by Proxy, at the Meeting (at which a quorum is present) is required to ratify the decision by the Board of Directors to appoint PricewaterhouseCoopers LLP as the Company's independent auditors. No determination has been made as to what action the Board of Directors would take if stockholders do not ratify the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

Performance Graph

      The following graph illustrates, for the period from September 30, 1996 (Base Year) through September 30, 2001, the cumulative total stockholder return of $100 invested in (1) the Company's Common Stock, (2) the Nasdaq Stock Market (U.S.) Index and (3) the Nasdaq Health Services Index.

                COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
           AMONG NBTY, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE NASDAQ HEALTH SERVICES INDEX


                                    Sept-96     Sept-97     Sept-98     Sept-99     Sept-00     Sept-01
                                    -------     -------     -------     -------     -------     -------

NBTY, INC.                            100       128.03      143.18      138.64      118.75      239.27
NASDAQ STOCK MARKET (U.S.) INDEX      100       137.28      139.45      227.82      302.48      123.63
NASDAQ HEALTH SERVICES INDEX          100       101.12       68.02       62.95       73.02       89.72

--------------------
* $100 Invested on 9/30/96 in stock or index-including reinvestment of dividends.Fiscal year ending September 30.


                                   NASDAQ


                         Fiscal year ended      Fiscal year ended
                         September 30, 2001     September 30, 2000
                         ------------------     ------------------
                          High       Low          High      Low
                          ----       ---          ----      ---

      First Quarter        6.97      3.94         12.50     6.75
      Second Quarter       8.50      4.38         16.00     9.94
      Third Quarter       13.40      8.00         19.06     5.94
      Fourth Quarter      17.76     10.55          7.88     5.75


      2002                High       Low
      ----                ----       ---

      First Quarter       14.07      6.70

      On March 1, 2002, the closing sale price of the Common Stock was $15.04. There were approximately 754 record holders of Common Stock as of March 1, 2002. The Company believes that there were in excess of 13,000 beneficial holders of Common Stock as of March 1, 2002.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended September 30, 2001, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company has had, and in the future may continue to have, business transactions with firms affiliated with certain of the Company's directors and officers. Each such transaction is in the ordinary course of the Company's business.

      During the fiscal year ended September 30, 2001, the following transactions occurred:

      A. Gail Radvin, Inc., a corporation wholly-owned by Gail Radvin, received commissions from the Company totaling $501,000 on account of sales in certain foreign countries and had trade receivable balances of approximately $3,142,000 as of September 30, 2001. Gail Radvin is the sister of Arthur Rudolph (a Director) and the aunt of Scott Rudolph (Chairman and Chief Executive Officer).

      B. The Company retained the services of Arthur Rudolph, a Director and founder of the Company, by entering into a consulting agreement with Rudolph Management Associates, Inc. providing for a minimum annual fee of $400,000, which agreement has been renewed through December 31, 2002.

                          EXPENSES OF SOLICITATION

      All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, Proxies and voting instruments may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with brokers, custodians, nominees and fiduciaries for forwarding Proxy solicitation materials to beneficial owners of shares held of record by such brokers, custodians, nominees and fiduciaries, and the Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

               PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

      Pursuant to Rule 14a-8 under the Securities Exchange Act, stockholders may present proper proposals for inclusion in the Company's Proxy Statement and Proxy Card and for consideration at the next Annual Meeting of its stockholders by submitting their proposals to the Company in a timely manner. In order to be so included for the next Annual Meeting, stockholder proposals must be received by the Company no later than December 31, 2002, and must otherwise comply with the requirements of Rule

14a-8. In addition, the Company's Amended and Restated By-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's Proxy Statement, to be brought before an Annual Meeting of Stockholders. In general, notice must be received by the Secretary of the Company not less than 70 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. If the date of the Annual Meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If a stockholder who has notified the Company of his or her intention to present a proposal at an Annual Meeting does not appear or send a qualified representative to present his or her proposal at such meeting, the Company need not present the proposal for a vote at such meeting.

                                OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying Proxy Card to vote on such matters in accordance with their best judgment.

      A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, as filed with the SEC, excluding exhibits, may be obtained by stockholders without charge by written request addressed to: Secretary, 90 Orville Drive, Bohemia, New York 11716 or may be accessed on the Internet at: http://www.NBTY.com.

                                       BY ORDER OF THE BOARD OF DIRECTORS,

                                       Scott Rudolph
                                       Chairman of the Board and
                                       Chief Executive Officer

March 25, 2002

                                 APPENDIX A


                                 NBTY, INC.
                           AUDIT COMMITTEE CHARTER
                           -----------------------

Purpose

      The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls and the annual independent audit of the Company's financial statements.

      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

      The Committee shall review the adequacy of this Charter on an annual basis.

Membership

      The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the NASD.

      Accordingly, all of the members will be Directors:

      1. who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

      2. who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Meetings

      The Audit Committee shall meet at least two times annually, or more frequently as circumstances dictate.

Key Responsibilities

      The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, including the internal audit staff, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

      The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

      * The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

      * As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

      * The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

      *     The Committee shall:

            * request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

            * discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

            * recommend that the Board take appropriate action to oversee the independence of the outside auditor.

      * The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

                                 APPENDIX B


                                 NBTY, INC.
                         YEAR 2002 STOCK OPTION PLAN
                         ---------------------------

                                  Section 1
                                     Title

      This Plan shall be known as the "NBTY, Inc. Year 2002 Stock Option
Plan."

                                  Section 2
                                   Purpose

      The purpose of the Plan is to advance the interests of NBTY, Inc., a Delaware corporation (the "Company"), by providing key employees, directors and certain other persons with opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); and
(b) the grant of options which do not qualify as ISOs ("Non-Qualified Options"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options".

                                  Section 3
                               Administration

      3.1 The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee designated by the Board (the "Committee"), which Committee shall be constituted in such a manner as to satisfy applicable laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, in accordance with Rule 16b-3 thereunder. Once appointed, such Committee shall continue to serve in its capacity until otherwise directed by the Board.

      3.2 Subject to ratification of the grant or authorization of each Option by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of persons eligible under Section 4 to receive Options) Options shall be granted; (ii) determine the time or times at which Options shall be granted; (iii) determine the purchase price of shares subject to each Option, which prices shall not be less than the minimum price specified in Section 7; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to the terms contained herein) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine any other provisions applicable to the Option and the shares of Common Stock issuable upon exercise thereof; (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it; and (viii) make all other determinations necessary or advisable for administration of the Plan.

      3.3 The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final and conclusive unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable.

      3.4 No member of the Board (or its Committee) or any officer, director, employee or agent of the Company shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

                                  Section 4
                                 Eligibility

      4.1 The Board (or its Committee) may grant Options to those employees, officers, directors, consultants and advisors of the Company or any of its subsidiaries whom the Board (or its Committee), in its sole discretion, identifies as being in a position which enables such individuals to contribute to the continued growth, development and future financial success of the Company or any of its subsidiaries.

      4.2 A director, officer or other person who is not also an employee of the Company shall not be eligible to receive an ISO.

      4.3 The granting of any Option to any individual shall neither entitle that individual to, nor disqualify that individual from, participation in any other grant of Options.

                                  Section 5
                         Stock Reserved For Options

      5.1 Subject to adjustment as provided in Section 14, the maximum number of shares of Common Stock of the Company, par value $0.008 per share (the "Common Stock"), to be reserved for issuance upon the exercise of Options granted under the Plan shall be 1,500,000 shares of Common Stock.

      5.2 Any and all of the shares subject to Options under the Plan may be authorized but unissued shares of Common Stock, or issued shares of Common Stock that have been or shall have been reacquired by the Company, as the Board (or its Committee) may from time to time determine.

      5.3 If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Option shall again be available for grants of Options under the Plan unless the Plan shall have been terminated.

                                  Section 6
                             Granting of Options

      6.1 Subject to the limitations of the Plan, the Board (or its Committee) may, after consultation with and consideration of the recommendations of management and the Board (in the case of the Committee), select those individuals to be granted Options ("Optionees") and determine the time when each such Option shall be granted and such other terms of each Option. The Board (or its Committee) shall clearly designate and identify each Option at the time it is granted as either an ISO or a Non-Qualified Option, as the case may be. The date of grant of an Option under the Plan will be the date specified by the Board (or its Committee) at the time it grants the Option; provided, however, that such date shall not be prior to the date on which the Board (or its Committee) acts to approve the grant.

      6.2 The Board (or its Committee) may grant both ISOs and Non-Qualified Options to the same employee, and the exercise of one such Option does not in any way affect the employee's right to exercise the other.

      6.3 The grant of any Option under the Plan shall be evidenced by the execution of a written Option Agreement ("Option Agreement") between the Company and the Optionee. Such Option Agreement shall set forth the date of grant of the Option, the exercise price, the term of the Option, the designation of the Option as an ISO or Non-Qualified Option, and the time or times and the conditions upon the happening of which the Option shall become exercisable. Such Option Agreement shall also set forth the restrictions, if any, with respect to which the shares of Common Stock to be purchased thereunder shall be subject, the restrictions, if any, on the repurchase of the shares of Common Stock by the Company, and such other terms and conditions as the Board (or its Committee) shall determine which are consistent with the provisions of the Plan and applicable laws and regulations.

                                  Section 7
                                Option Price

      7.1 The exercise price per share specified in the Option Agreement relating to each Non-Qualified Option granted under the Plan shall be determined by the Board (or its Committee), without regard to the provisions of Section 7.2 and 7.3 hereof.

      7.2 The exercise price per share specified in the Option Agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the price per share specified in the Option Agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

      7.3 Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options.

      7.4 "Fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ Stock Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ Stock Market.

                                  Section 8
                               Term of Options

      8.1 Subject to earlier termination as provided in paragraphs 10 and 11 or in the Option Agreement, the Board (or its Committee), in its sole discretion, shall prescribe the period during which Options may be exercised; provided that an ISO shall not be exercisable more than ten years from the date of grant in the case of ISOs generally and provided further that ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, as determined under Section 7.2, shall not be exercisable more than five years from the date of grant.

      8.2 In the Option Agreement, the Board (or its Committee), in its sole discretion, may prescribe any conditions or events upon which the period during which an Option may be exercised may be shortened or terminated.

                                  Section 9
                             Exercise of Options

      9.1. Subject to the provisions of Sections 10 and 11, the Board (or its Committee), in its sole discretion, shall prescribe in the Option Agreement the manner in which, the number and size of installments (which need not be equal) for which, and the contingencies upon which an Option may be exercised during its term.

      9.2 Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option.

      9.3 Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of whole shares with respect to which it is then exercisable. If an Optionee does not purchase all the shares that the Optionee shall be entitled to purchase in any given installment, the Optionee's right to purchase the remaining shares shall continue until expiration or termination of such Option. No less than 100 shares may be purchased at one time unless the number purchased is the total number that may be then purchased under the Option.

      9.4 The Board (or its Committee) shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Board (or its Committee) shall not, without the consent of an Optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 15) if such acceleration would violate the annual vesting limitation contained in
Section 422(d) of the Code, as described in paragraph 7.3.

                                  Section 10
                          Termination of Employment

      10.1 Unless otherwise specified in the Option Agreement relating to such ISO, if an ISO Optionee ceases to be employed by the Company (including retirement) other than by reason of death or disability as defined in Section 11, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of
(a) ninety (90) days after the date of termination of his or her employment, or (b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to Section 15 hereof.

      10.2 For purposes of this Section 10, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such Optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Board (or its Committee) shall not be considered an interruption of employment under this Section 10, provided that such written approval contractually obligates the Company to continue the employment of the Optionee after the approved period of absence.

      10.3 Nothing in the Plan (or, unless specifically provided therein, in any Option Agreement) shall be deemed to give any grantee of any Option the right to be retained in employment by the Company for any period of time.

      10.4 The Board (or its Committee), in its sole discretion, shall determine the extent, if any, to which the grantee of a Non-Qualified Option may exercise said Option upon his or her termination of employment with the Company. If not otherwise specified in an Option Agreement, a Non-Qualified Option must be exercised no later than the thirtieth (30th) day after the Optionee's termination of employment with the Company.

                                  Section 11
                             Death or Disability

      11.1 Unless otherwise specified in the Option Agreement relating to such ISO, if an ISO Optionee ceases to be employed by the Company by reason of his or her death, any ISO owned by such Optionee may be exercised, to the extent otherwise exercisable on the date of his or her death, by his or her estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of
(i) the specified expiration date of the ISO or (ii) twelve (12) months from the date of the Optionee's death.

      11.2 If an ISO Optionee ceases to be employed by the Company by reason of his or her disability, such Optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised on that date, until the earlier of the specified expiration date of the ISO or twelve (12) months from the date of the termination of the Optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e) (3) of the Code or any successor statute. Notwithstanding the immediately preceding sentence, if an Optionee has entered into an employment agreement with the Company or any of its subsidiaries which contains a definition for the term "disability," then such term shall be used herein as therein defined.

      11.3 The Board (or its Committee), in its sole discretion, shall determine the extent, if any, to which the grantee of a Non-Qualified Option may exercise said Option upon his or her termination of employment with the Company by reason of his or her disability or to which a legal representative of a deceased holder of a Non-Qualified Option may exercise said Option after the death of the Optionee. If not otherwise specified in an Option Agreement, a Non-Qualified Option must be exercised no later than ninety (90) days after the Optionee's termination of employment with the Company by reason of disability or death.

                                  Section 12
                         Means of Exercising Options

      12.1. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefore either (a) in United States dollars in cash or by check, (b) subject to the Board's (or its Committee's) sole discretion at the time of exercise, by payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the shares of Common Stock that may be acquired upon exercise of an Option (the "Option Shares") and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregated exercise price payable for the purchased Option Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Option Shares directly to such brokerage firm in order to complete the sale transaction, or (c) at the sole discretion of the Board (or its Committee), by any combination of (a) and (b).

      12.2 As soon as practicable following the exercise of an Option in the manner set forth above, the Company shall issue or cause its transfer agent to issue stock certificates representing the shares of Common Stock purchased. Until the issuance of such stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the shares of Common Stock. Except as expressly provided in Section 14 with respect to changes in capitalization, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

                                  Section 13
                         Transferability of Options

      13.1 Except as otherwise provided in an Option Agreement pertaining to Non-Qualified Options, (i) no Option shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution nor shall an Option be subject to attachment, execution or similar process. Except as set forth in the previous sentence and, except as otherwise provided in an Option Agreement pertaining to Non-Qualified Options, during the lifetime of a grantee each Option shall be exercisable only by such grantee.

      13.2 In the event of (a) any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided in this Plan, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

      13.3 If deemed necessary or appropriate by the Board (or its Committee), each Option Agreement may contain such provisions consistent with this Plan as the Board (or its Committee), in its sole discretion, may determine to be appropriate for restriction on the transfer and redemption by the Company or other disposition of all shares pursuant to the Option received by the Optionee (or his or her legal representatives), notwithstanding any tax consequences to the Optionee of such redemption or other disposition, including, without limitation, restrictions on transfers pursuant to any buy-sell agreement or stockholder agreement to which the Optionee is a party, under the Securities Act of 1933, as amended (the "Securities Act"), and under any blue sky or securities law applicable to such Common Stock. The

Company may cause a restrictive legend to be placed on any certificate issued with respect to the Common Stock acquired upon exercise of an Option in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

                                  Section 14
Adjustments Upon Changes in Capitalization and "Terminating Transaction"
Events

      14.1 Upon the occurrence of any of the following events, an Optionee's rights with respect to Options granted to such Optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the Option Agreement:

            A. Stock Dividends and Stock Splits. If the shares of Common Stock of the Company shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of its Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

            B. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than in connection with a transaction described in subparagraph C below) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an Optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised his or her Option prior to such recapitalization or reorganization.

            C. "Terminating Transaction" Events. Except as otherwise provided herein or in an Option Agreement, upon the consummation of a Terminating Transaction (as defined below), the Board (or its Committee) may, in its sole discretion, take any one or more of the following actions, as to outstanding Options: (i) provide that such Options (or portions thereof) shall be assumed or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), with appropriate adjustments as to the number and kinds of shares or units and exercise prices; (ii) upon written notice to the Optionees, provide that the Plan and all unexercised Options (or portions thereof) will terminate immediately prior to the consummation of the sale of the Company unless exercised by the Optionee within a specified period of time; (iii) in the event that the Company is involved in a merger or other transaction under the terms of which holders of Common Stock of the Company will receive upon the consummation thereof a cash payment for each share surrendered in the merger or other transaction (the "Transaction Price"), make or provide for a cash payment to the Optionees equal to the difference between (A) the Transaction Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Transaction Price) and (B) the aggregate exercise price of all such outstanding Options that shall become exercisable in full immediately prior to such event.

            For purposes of this Plan, "Terminating Transaction" means a single transaction or series of related transactions, pursuant to which any Person or Persons (acting as a group) who do not own a majority of the issued and outstanding shares of Common Stock of the Company (i) acquire(s) capital stock of the Company possessing the voting power to elect a majority of the Board, (ii) consummates a merger, amalgamation, consolidation, stock acquisition or any other transaction with the Company or its stockholders, as the case may be, a result of which such Person or Persons own, directly or indirectly, more than fifty percent (50%) of the Common Stock of the Company or the voting securities of the surviving entity, as the case may be or (iii) acquire(s) all or substantially all of the assets of the Company.

            For purposes of this Plan, "Person" shall mean an individual, corporation, limited liability company, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

      14.2 Notwithstanding the foregoing, any adjustments made pursuant to Section 14.1(A), (B), or (C) above with respect to ISOs shall be made only after the Board (or its Committee), after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Board (or its Committee) determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

      14.3 The Company may grant Options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board (or its Committee) considers appropriate in the circumstances.

      14.4 In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board (or its Committee).

      14.5 Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

      14.6 No fractional shares shall be issued under the Plan and the Optionee shall receive cash in lieu of such fractional shares.

      14.7   Upon the happening of any of the events described in Section
14.1 above, the class and aggregate number of shares set forth in Section 5 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Board or its Committee (or the successor Board or its Committee) shall determine the specific adjustments to be made under this Section 14 and, subject to
Section 3, its determination shall be final and conclusive.

                                  Section 15
                Conversion of ISOs into Non-Qualified Options

      15.1 The Board (or its Committee), at the written request or with the written consent of any Optionee, may in its sole discretion take such actions as may be necessary to convert such Optionee's

ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Optionee is an employee of the Company at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs.

      15.2 At the time of such conversion, the Board (or its Committee) (with the consent of the Optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Board (or its Committee) in its sole discretion may determine, provided that such conditions shall not be inconsistent with this Plan.

      15.3 Nothing in the Plan shall be deemed to give any Optionee the right to have such Optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Board (or its Committee) takes appropriate action.

                                  Section 16
                           Cancellation of Options

      Except as otherwise expressly provided in the Option Agreement pursuant to which an Option is issued, the Board (or its Committee) may, in its sole discretion, in cases involving a serious breach of conduct by an employee or former employee, or activity of a former employee in competition with the business of the Company, cancel any Option, whether vested or not, in whole or in part. Such cancellation shall be effective as of the date specified by the Board (or its Committee) but may not be retroactive. Activities which shall constitute a serious breach of conduct include, for example only: (i) the disclosure or misuse of confidential information or trade secrets; (ii) activities in violation of the policies of the Company, including, without limitation, the Company's insider trading policy; (iii) the violation or breach of any material provision in any employment contract or agreement among the Optionee and the Company; and (iv) engaging in conduct relating to the Optionee's employment with the Company for which either criminal or civil penalties may be sought. The determination of whether an employee or former employee has engaged in a serious breach of conduct or activity in competition with the business of the Company shall be determined by the Board (or its Committee) in good faith and in its sole discretion.

                                  Section 17
                      Termination and Amendment of Plan

      17.1 Unless terminated earlier by the Board, the Plan shall terminate on the tenth anniversary of the date on which the Company's stockholders approved this Plan.

      17.2 The Board may terminate or amend the Plan in any respect at any time, except that the approval of the Company's stockholders must be obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to Section 14); (b) the benefits accruing to participants under the Plan may not be materially increased; (c) the requirements as to eligibility for grants of ISOs may not be modified; (d) the provisions of Section 7 regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to Section 14); or (e) the expiration date of the Plan may not be extended.

      17.3 Except as otherwise provided in this Section 17, in no event may action of the Board (or its Committee) or the Company's stockholders alter or impair the rights of a grantee, without such grantee' s consent, under any Option previously granted to such grantee.

                                  Section 18
               Notice to Company of Disqualifying Disposition

      By accepting an ISO granted under the Plan, each Optionee agrees to notify the Company in writing immediately after such Optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or (b) the date one year following the date the ISO was exercised.

                                  Section 19
                   Withholding of Additional Income Taxes

      19.1 Upon the exercise of a Non-Qualified Option, the making of a Disqualifying Disposition (as defined in Section 18), the vesting or transfer of securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income, which amount shall not exceed the Company's minimum statutory withholding amount. The Board (or its Committee) in its sole discretion may condition the exercise of an Option, the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the Optionee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the Optionee in cash or by check of the amount of the withholding taxes or, at the sole discretion of the Board (or its Committee), by the Optionee's delivery of previously held shares of Common Stock having an aggregate fair market value equal to the minimum amount required to be withheld; provided, however that the value of any shares of Common Stock withheld may not exceed the statutory minimum withholding amount required by law.

      19.2 Any adverse consequences incurred by the Optionee with respect to the use of the shares of Common Stock to pay any part of the exercise price or any tax in connection with the exercise of an Option, including, without limitation, any adverse tax consequences as a result of a Disqualifying Disposition within the meaning of Section 422 of the Code, shall be the sole responsibility of the Optionee.

                                  Section 20
                                Governing Law

      The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the State of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

                                 NBTY, INC.
                              90 Orville Drive
                          Bohemia, New York  11716

                Annual Meeting of Stockholders to be held on
                  April 29, 2002 at 10:00 A.M., Local Time

      The undersigned hereby appoints Harvey Kamil and Michael C. Slade as Proxies, each with the power to appoint his substitute, and hereby authorizes them, to represent and vote, as designated on the reverse side, all shares of Common Stock of NBTY, INC. (the "Company") held of record by the undersigned on March 11, 2002, at the Annual Meeting of Stockholders to be held at the Wyndham Windwatch Hotel, 1717 Motor Parkway, Hauppauge, New York 11788, on April 29, 2002 at 10:00 AM, local time, for the purpose of considering and taking action on the proposals set forth on the reverse side:

                       (To be Signed on Reverse Side.)

                       Please date, sign and mail your
                    proxy card back as soon as possible!

                       Annual Meeting of Stockholders

                                 NBTY, INC.

                               April 29, 2002


               Please Detach and Mail in the Envelope Provided

A  [X]  Please mark your
        votes as in this
        example.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NBTY, INC.
            DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF DIRECTORS
                      AND A VOTE FOR PROPOSALS 2 AND 3.

                         FOR         WITHHOLD
                    ALL NOMINEES   ALL NOMINEES
1.  ELECTION OF          [ ]            [ ]        Nominees: Scott Rudolph
    DIRECTORS:                                               Murray Daly
                                                             Nathan Rosenblatt
                                                             Peter White

To withhold authority to vote for any
individual nominee, write the name of such nominee below.
If authority to vote for a nominee is not withheld, then the stockholder is deemed to grant authority to vote for the election of such nominee.

--------------------------------------------
Name of Nomineee(s)

                                         FOR        AGAINST      ABSTAIN
2.  TO APPROVE THE ADOPTION OF THE       [ ]          [ ]          [ ]
    NBTY, INC. YEAR 2002 STOCK OPTION
    PLAN

3.  RATIFICATION OF PRICEWATERHOUSE-     [ ]          [ ]          [ ]
    COOPERS LLP AS INDEPENDENT CERTIFIED
    PUBLIC ACCOUNTANTS.

PLEASE PROMPTLY DATE, SIGN AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

"NOTE" THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

-------------------------  ---------   --------------------------  ---------
SIGNATURE                  DATE        SIGNATURE IF HELD JOINTLY   DATE
(NOTE: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is an entity, execute in entity's name by authorized officer. If owned by two or more persons or entities, all should sign.)

                      Annual Meeting of Stockholders of

                                 NBTY, INC.

                               April 29, 2002

Co. #                                  Acct. #
      ---------------                          ---------------

                          PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.


YOUR CONTROL NUMBER IS        ------>                  ____________________


               Please Detach and Mail in the Envelope Provided

A  [X]  Please mark your
        votes as in this
        example.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NBTY, INC.
            DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF DIRECTORS
                      AND A VOTE FOR PROPOSALS 2 AND 3.

                         FOR         WITHHOLD
                    ALL NOMINEES   ALL NOMINEES
1.  ELECTION OF          [ ]            [ ]        Nominees: Scott Rudolph
    DIRECTORS:                                               Murray Daly
                                                             Nathan Rosenblatt
                                                             Peter White

To withhold authority to vote for any
individual nominee, write the name of such nominee below.
If authority to vote for a nominee is not withheld, then the stockholder is deemed to grant authority to vote for the election of such nominee.

--------------------------------------------
Name of Nomineee(s)

                                         FOR        AGAINST      ABSTAIN
2.  TO APPROVE THE ADOPTION OF THE       [ ]          [ ]          [ ]
    NBTY, INC. YEAR 2002 STOCK OPTION
    PLAN

3.  RATIFICATION OF PRICEWATERHOUSE-     [ ]          [ ]          [ ]
    COOPERS LLP AS INDEPENDENT CERTIFIED
    PUBLIC ACCOUNTANTS.

PLEASE PROMPTLY DATE, SIGN AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

"NOTE" THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

-------------------------  ---------   --------------------------  ---------
SIGNATURE                  DATE        SIGNATURE IF HELD JOINTLY   DATE
(NOTE: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is an entity, execute in entity's name by authorized officer. If owned by two or more persons or entities, all should sign.)